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                                                                  EXHIBIT (a)(9)







                                   [Oak Logo]



                              OAK TECHNOLOGY, INC.

                          STOCK OPTION EXCHANGE PROGRAM

                                   AUGUST 2001



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PURPOSE
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Exchange existing stock options with exercise prices significantly higher than the current market price to:

-    Restore employee confidence that there is value in their stock options

-    Encourage employees to remain with Oak

-    Maximize shareholder value



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WHAT OPTIONS ARE ELIGIBLE?
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-    Stock options with exercise prices at or above $15.00 per share

- If you participate, you must agree to exchange all eligible stock options at or above $15.00 per share.

-    Partial exchanges of existing stock options are not allowed



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HOW DOES THE EXCHANGE WORK?
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-    Number of stock options
     1:1 exchange; same number of shares

-    Grant price
     To be set at the current market price on the new option grant date (a date after March 16, 2002)

-    Vesting
     No lost vesting - new options will be vested immediately when granted for the period of time FROM the original grant date of the existing option to be cancelled THROUGH the new grant date



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WHAT ARE THE KEY DATES?
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-    August 15, 2001 - Offer to Exchange filed with SEC

-    20 business days for employees to decide

-    September 13, 2001 - Deadline to participate

-    September 14, 2001 - Options cancelled

-    6 months and 1 day waiting period

-    After March 16, 2002 -new exercise price established and new options issued



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PAPERWORK AND SOURCES OF INFORMATION
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-    Key Documents

     -    Offer to Exchange

     -    Acceptance Letter

     -    Decline Letter

     -    Withdrawal Letter

     -    Q&As

     -    View on OakNet at
          http://oaknet/finance/stock_admin/index.shtml

-    Talk with personal advisers

-    Oak contacts for additional questions

     -    Rick Hoag

     -    Lori Johnson

     -    Karen Pereira



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WHAT ARE THE POTENTIAL BENEFITS/RISKS?
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No guarantee - there is RISK

POTENTIAL BENEFITS
------------------

- March 2002 stock price may be lower than your existing option price; new exercise price may be lower

-    No lost vesting

-    Identical number of stock options



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WHAT ARE THE POTENTIAL BENEFITS/RISKS?
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No guarantee - there is RISK

POTENTIAL RISKS
---------------

- March 2002 stock price may be higher; new option exercise price may be higher

- You must be continuously employed by Oak from now through the new grant date to receive the new stock options (a date after March 16, 2002)

- The stock price goes up significantly during the 6 months and 1 day window and you cannot exercise your options which are cancelled



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                                    EXAMPLE 1
                                    ---------


                     Stock option issued on October 1, 2000

                                       and

                            Held for less than 1 year



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EXAMPLE 1 - EXISTING STOCK OPTION
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EXISTING STOCK OPTION
---------------------

Number of options:             1,000 shares

Grant date:                    October 1, 2000

Exercise price:                $26.625 per share

Vesting:                       zero vesting to date; 24%
                               vesting to occur on 10/1/01
                               with 2% vesting per month
                               thereafter


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EXAMPLE 1 - NEW STOCK OPTION
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NEW STOCK OPTION
----------------

Number of options:           1,000 shares

Grant date:                  After March 16, 2002

Exercise price:              The current market price on the
                             new Grant Date

Vesting:                     2% per month retroactive to
                             October 1, 2000 (or, 34%); 2% per
                             month thereafter




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EXAMPLE 1 - VESTING FOR NEW OPTIONS
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-    October 1, 2000: existing options granted

-    August 15, 2001: no vesting (under 1 yr)

- September 14, 2001: no vesting; existing options are cancelled on this date

-    October 1, 2001: no vesting; existing options were cancelled on 9/14/01

- After March 16, 2002: new options to be granted; 34% vested (17 months) as if the options were held since 10/1/00

-    Vesting continues at 2% per month



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                                    EXAMPLE 2
                                    ---------


                      Stock option issued on August 1, 2000

                                       and

                            Held for more than 1 year



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EXAMPLE 2 - EXISTING STOCK OPTION
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EXISTING STOCK OPTION
---------------------

Number of options:             1,000 shares

Grant date:                    August 1, 2000

Exercise price:                $22.6875 per share

Vesting:                       24% vested; 2% vesting per month thereafter




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EXAMPLE 2 - NEW STOCK OPTION
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NEW STOCK OPTION
----------------

Number of options:             1,000 shares

Grant date:                    After March 16, 2002

Exercise price:                The current market price on the new Grant Date

Vesting: 2% per month retroactive to August 1, 2000 (or, 38%); 2% per month thereafter




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EXAMPLE 2 - VESTING FOR NEW OPTIONS
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-    August 1, 2000: existing options granted

-    August 1, 2001: 24% vested (12 months)

-    September 13, 2001: 26% vested (13 months)

-    September 14, 2001: existing options are cancelled on this date

- After March 16, 2002: new options to be granted; 38% vested (19 mos) as if the options were held since 8/1/00

-    Vesting continues at 2% per month



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WHAT DO I NEED TO DO?
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-    Read the key documents and the Q&As

-    Consult with your personal advisers

-    Evaluate the risks

-    Make your decision within 20 business days

-    Take Action BEFORE SEPTEMBER 13

-    To accept, sign your Acceptance Letter

-    To decline, sign your Decline Letter

-    Return signed letters to Karen Pereira



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SUMMARY
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-    This is an important decision

-    Only you can make this personal choice

-    There are potential benefits/risks

-    Make an informed decision

-    Please respond to accept/decline by September 13